UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

HAPC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Madison Avenue

New York, New York 10017

(Address of Principal Executive Offices)(Zip Code)

(212) 418-5070

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 31, 2007, HAPC, INC., a Delaware corporation (“HAPC”) entered into Amendment No. 3 (“Amendment No. 3”) to the Stock Purchase Agreement dated as of September 29, 2006 (the “Stock Purchase Agreement”) with and among I-Flow Corporation, a Delaware corporation (“I-Flow”), InfuSystem, Inc., a California corporation and wholly owned subsidiary of I-Flow (“InfuSystem”) and Iceland Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of HAPC (“Acquisition Sub”).

Pursuant to the original terms of the Stock Purchase Agreement, if the transactions contemplated thereby were not closed by April 30, 2007, the Stock Purchase Agreement was terminable by HAPC or I-Flow. On April 30, 2007, the parties to the Stock Purchase Agreement entered into Amendment No. 1 to the Stock Purchase Agreement which extended the termination date from April 30, 2007 to June 29, 2007. On June 29, 2007, the parties to the Stock Purchase Agreement entered into Amendment No. 2 to the Stock Purchase Agreement which extended the termination date from June 29, 2007 to July 31, 2007. Amendment No. 3 extends the termination date to October 1, 2007.

As amended, the Stock Purchase Agreement provides that in the event (i) the transactions contemplated by the Stock Purchase Agreement are not consummated by the termination date (now October 1, 2007), the Stock Purchase Agreement is terminable by HAPC or I-Flow and (ii) the Stock Purchase Agreement is terminated (a) because of HAPC’s failure to obtain its stockholders’ approval of the acquisition of InfuSystem by October 1, 2007 for any reason or (b) because HAPC or Acquisition Sub is unwilling or unable to consummate the transactions contemplated by the Stock Purchase Agreement notwithstanding the fact that all conditions precedent to the Stock Purchase Agreement to be satisfied by I-Flow and InfuSystem (and the receipt of HAPC stockholders’ approval of the acquisition) have been satisfied or are capable of fulfillment, HAPC must pay I-Flow a break up fee. In the event that I-Flow terminates the Stock Purchase Agreement after October 1, 2007 and the break up fee is payable for the sole reason that HAPC has not held the stockholder meeting seeking stockholder approval of the acquisition by October 1, 2007, the break up fee will be $1,000,000. In all other cases where a break up fee is payable, the amount will be $3,000,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, HAPC filed a proxy statement with the U.S. Securities and Exchange Commission. The proxy statement will be mailed to the stockholders of HAPC. HAPC’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the acquisition of all of the issued and outstanding capital stock of InfuSystem. HAPC stockholders will be able to obtain a free copy of such filings at the U.S. Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to HAPC, INC., 350 Madison Avenue, New York, New York 10017, Tel: (212) 418-5070.

HAPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HAPC in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of HAPC described above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Stock Purchase Agreement, dated as of July 31, 2007, by and among I-Flow Corporation, InfuSystem, Inc., HAPC, INC. and Iceland Acquisition Subsidiary, Inc.

Forward Looking Statements

This Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding whether the transaction will be completed and the expected timing of the closing. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties. These risks and uncertainties, which could cause these forward-looking statements to not be realized, include delays in or failure to obtain necessary regulatory approvals or clearances or third-party consents for the parties to complete the acquisition, material changes in the business and financial condition of InfuSystem, increased competition in the markets in which InfuSystem competes, adverse changes in financial markets and the markets for InfuSystem’s products, unanticipated material adverse developments regarding InfuSystem such as new actual or contingent liabilities, litigation or the loss of key personnel, and the availability of companies to acquire on terms and conditions acceptable to HAPC. HAPC disclaims any obligation to update any information contained in any forward-looking statement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPC, INC.

By:	/s/ John E. Voris
Name:	John E. Voris
Title:	Chief Executive Officer

Dated: August 1, 2007

EXHIBIT LIST

Exhibit No.	Description

10.1	Amendment No. 3 to Stock Purchase Agreement, dated as of July 31, 2007, by and among I-Flow Corporation, InfuSystem, Inc., HAPC, INC. and Iceland Acquisition Subsidiary, Inc.